UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street Suite 510 Boston, Massachusetts (Address of Principal Executive Offices)	02108 (Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into a Material Definitive Agreement.

On April 10, 2015, Cosi, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P. and LKCM Private Discipline Master Fund, SPC, funds management by Luther King Capital Management, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan and a fund managed by Janus Capital Management, LLC (“Janus”) (each, a “Purchaser” and collectively, the “Purchasers”), under which the Company sold to the Purchasers, and the Purchasers purchased from the Company, an aggregate of 7,160,766 unregistered shares of the Company’s common stock, par value of $0.01 per share, at a purchase price of $2.16 per share, for aggregate gross proceeds of $15,467,255 (the “2015 Private Placement Transaction”). The closing of the 2015 Private Placement Transaction occurred on April 10, 2015.

Pursuant to that certain Senior Secured Note Purchase Agreement dated April 14, 2014, entered into between the Company and Milfam II L.P. (“Milfam”), Milfam has a right to participate in the 2015 Private Placement Transaction on the same terms as the Purchasers. The Company has notified Milfam of the 2015 Private Placement Transaction, and Milfam has fifteen (15) days to consider whether or not to participate on the same terms as the Purchasers.  Mr. Lloyd I. Miller, III, is the manager of Milfam LLC, the general partner of Milfam and Milfam LLC is also the investment advisor to the Lloyd I. Miller Trust C.  Mr. Miller is significant shareholder of the Company through a variety of entities that he manages.

The Company relied on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933 based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) under the Securities Act, and the investment intent of each Purchaser with respect to the shares of common stock acquired by such Purchaser pursuant to the Purchase Agreement.

The Purchase Agreement is not assignable by the Purchaser party without the prior written consent of the Company.

Concurrently with entering into the Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement dated April 10, 2014 (“Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement within 30 days, subject to certain delays or extensions of time, covering the shares of the Company’s common stock, acquired by each of the Purchasers, as well as unregistered shares previously acquired by a fund managed by Janus from the Company in August 2014.

Under the terms of the Registration Rights Agreement, the Company may grant registration rights to other parties with respect to shares of common stock so long as the registration rights would not be in conflict with or inconsistent with the rights of the Purchasers thereunder in any material respect.  The Company has granted registration rights to other investors in the Company’s securities that are substantially equivalent to those granted under the Registration Rights Agreement, and the Company intends to include such shares under such registration statement, including the shares issued in 2014 to a fund managed by Janus, Milfam, Lloyd I. Miller Trust C, AB Value Partners, L.P., and AB Opportunity Fund LLC, as well as the shares issued on April 1, 2015, to R. J. Dourney, Nancy Dourney, and Richard Bagge in connection with the previously-announced completion of the merger of Hearthstone Associates, LLC (“Associates”), with and into Cosi-Hearthstone Merger Sub, LLC, on April 1, 2015, pursuant to which Associates was the surviving entity and became a wholly-owned subsidiary of the Company.

The Registration Rights Agreement is not assignable by any party without the prior written consent of the others, subject to the terms and conditions set forth in the Registration Rights Agreement.

This summary of the terms referenced above and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, and the Registration Rights Agreement, which is filed as Exhibit 10.2, each of which is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 8.01    Other Events.

On April 13, 2015, the Company issued a press release announcing the closing of the private placement transaction pursuant to the Purchase Agreement and the Registration Rights Agreement summarized in Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1
Stock Purchase Agreement dated as of April 10, 2015, by and between the Company and Trishield Special Situations Master Fund Ltd.,  LKCM Micro-Cap Partnership L.P., LKCM Private Discipline Master Fund, SPC, Goose Hill Capital LLC, Bigger Capital Fund, LP,  Ken Vaughan, and a fund managed by Janus Capital Management, LLC
E
10.2
Registration Rights Agreement dated as of April 10, 2015, by and between  the Company, and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P., LKCM Private Discipline Master Fund, SPC, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan, and a fund managed by Janus Capital Management, LLC
E
99.1	Press Release of Cosi, Inc., dated April 13, 2015	E

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: April 15, 2015	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1
Stock Purchase Agreement dated as of April 10, 2015, by and between the Company and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P., LKCM Private Discipline Master Fund, SPC, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan, and a fund managed by Janus Capital Management, LLC
E
10.2
Registration Statement dated as of April 10, 2015, by and between the Company and Trishield Special Situations Master Fund Ltd., LKCM Micro-Cap Partnership L.P., LKCM Private Discipline Master Fund, SPC, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan, and a fund managed by Janus Capital Management, LLC
E
99.1	Press Release of Cosi, Inc., dated April 10, 2015	E